UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2025
FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

45 Glover Avenue
Norwalk, Connecticut 06850
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (203) 810-1000
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange LLC
The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2025 Annual Meeting of Stockholders (the "Annual Meeting") of FactSet Research Systems Inc. (the "Company" or "FactSet") held on December 18, 2025, the stockholders of the Company approved the FactSet Research Systems Inc. 2025 Omnibus Incentive Plan (the "2025 Omnibus Incentive Plan"). The Board of Directors of the Company (the "Board") previously approved the adoption of the 2025 Omnibus Incentive Plan subject to approval by the Company's stockholders at the Annual Meeting.

The principal features of the 2025 Omnibus Incentive Plan are described in detail under "Proposal 5: Approval of FactSet Research Systems Inc. 2025 Omnibus Incentive Plan" of the Company's 2025 Proxy Statement filed with the Securities and Exchange Commission on October 27, 2025, which descriptions are incorporated herein by reference.

The foregoing summary of the 2025 Omnibus Incentive Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2025 Omnibus Incentive Plan, a copy of which is included in the 2025 Proxy Statement as Appendix B.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2025 Annual Meeting held on December 18, 2025, FactSet stockholders approved the Third Amended and Restated Certificate of Incorporation to: (i) change the stockholder vote required for the amendment of the provision for stockholder action by written consent from supermajority to majority; and (ii) remove non-operative language relating to the declassification of the Board. The Third Amended and Restated Certificate of Incorporation was previously unanimously approved by the Board. On December 22, 2025, the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective.
The foregoing description of the Third Amended and Restated Certificate of Incorporation does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Third Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The final voting results for the matters voted on at the Company's 2025 Annual Meeting of Stockholders held on December 18, 2025 are set forth below:

Proposal 1: Stockholders elected each of the ten directors below to serve a one-year term.

Nominee	For	Against	Abstain	Broker Non-Votes
Robin A. Abrams	29,756,450	1,867,379	22,151	2,363,425
Siew Kai Choy	31,054,650	568,727	22,603	2,363,425
Barak Eilam	30,987,606	634,389	23,985	2,363,425
Malcolm Frank	30,926,965	696,043	22,972	2,363,425
Laurie G. Hylton	31,039,525	581,270	25,185	2,363,425
Lee Shavel	31,057,874	564,582	23,524	2,363,425
Laurie Siegel	30,836,913	786,093	22,974	2,363,425
Maria Teresa Tejada	31,022,330	600,797	22,853	2,363,425
Sanoke Viswanathan	31,525,160	94,629	26,191	2,363,425
Elisha Wiesel	31,053,239	570,176	22,565	2,363,425

Proposal 2: Stockholders ratified the appointment of the accounting firm of Ernst & Young LLP as FactSet's independent registered public accounting firm for the fiscal year ending August 31, 2026.

For	33,534,347
Against	458,631
Abstain	16,427

Proposal 3: Stockholders approved, on a non-binding advisory basis, the fiscal 2025 compensation of the Company's named executive officers.

For	30,209,781
Against	1,396,936
Abstain	39,263
Broker Non-Votes	2,363,425

Proposal 4: Stockholders approved the FactSet Research Systems Inc. 2025 Employee Stock Purchase Plan.

For	31,543,813
Against	76,126
Abstain	26,041
Broker Non-Votes	2,363,425

Proposal 5: Stockholders approved the FactSet Research Systems Inc. 2025 Omnibus Incentive Plan.

For	28,798,109
Against	2,818,974
Abstain	28,897
Broker Non-Votes	2,363,425

Proposal 6: Stockholders approved the amendment and restatement of the Company's certification of incorporation to change the stockholder vote required for the amendment of the provision for stockholder action by written consent from supermajority to majority, and implement other ministerial changes.

For	31,540,124
Against	85,170
Abstain	20,686
Broker Non-Votes	2,363,425

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	FactSet Research Systems Inc. Third Amended and Restated Certificate of Incorporation
104	Cover page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

December 22, 2025	By:	/s/ HELEN L. SHAN
Helen L. Shan Executive Vice President, Chief Financial Officer (Principal Financial Officer)